Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robin Gervasoni

Phone: (610) 430-7258

Fax: (610) 719-7099

Email: robin_gervasoni@vwr.com

VWR Funding, Inc. to Hold Third Quarter 2007

Financial Results Conference Call

WEST CHESTER, PA, November 5, 2007 – VWR Funding, Inc. (formerly CDRV Investors, Inc.) the parent company of VWR International, LLC, a leader in the global research laboratory industry, will hold a conference call on Thursday, November 15th to discuss its financial results for the quarter ended September 30, 2007.

Who:	John M. Ballbach, Chairman, President and CEO
Jack L. Wyszomierski, Executive Vice-President & Chief Financial Officer

When:	Thursday, November 15, 2007
9:00 a.m. Eastern Standard Time (EST)

How:

Interested parties may participate by dialing 1-888-515-2880 (U.S. and Canada) or 1-719-325-2438 (outside U.S. and Canada). A replay of the call will be available from 2:00 p.m. EDT on November 15, 2007 through midnight November 22, 2007 by dialing 1-888-203-1112 (U.S. and Canada) or 1-719-457-0820 (outside U.S. and Canada), pass code for both replay numbers: 6738042.

Information:                               VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 will be filed on or before November 14, 2007 with the Securities and Exchange Commission.

About VWR International, LLC

VWR International is a leader in the global research laboratory industry with worldwide sales of $3.3 billion US dollars. VWR's business is highly diversified across products and services, geographic regions and customer segments. The company offers products from a wide range of manufacturers, to a large number of customers primarily in North America, Europe and other locations. VWR's principal customers are major pharmaceutical, biotechnology, chemical, technology, clinical, food processing and consumer product companies, universities and research institutes, governmental agencies, environmental testing organizations, and primary and secondary schools. VWR distributes a diversified product mix, including chemicals, glassware and plasticware, equipment and instruments, furniture, protective apparel, production and safety products, and other life science and laboratory products and supplies. VWR supports its customers by providing storeroom management, product procurement, supply chain systems integration, technical services and laboratory bench top delivery. VWR maintains operations in over 20 countries and employs over 6,000 people worldwide. VWR International is headquartered in West Chester, Pennsylvania. VWR-F

For more information on VWR International, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.

VWR and design are registered trademarks of VWR International, LLC.

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